Exhibit 4.3

            Independent Certified Public Accountants' Consent

     We have issued our report dated November 8, 1996 on the statements of condition and related securities portfolios of Van Kampen American Capital Insured Income Trust, Series 62 and Series 63 as of November 8, 1996 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                    Grant Thornton LLP

Chicago, Illinois
November 8, 1996